THE WEST COMPANY, INCORPORATED
                                101 GORDON DRIVE
                              LIONVILLE, PA 19341

                         IMMEDIATE ATTENTION REQUESTED

                               September 9, 1998

Re: LETTER OF INSTRUCTIONS
    THE WEST COMPANY, INCORPORATED
    LONG TERM INCENTIVE PLAN AND
    1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN
    BONUS SHARE ACCOUNTS

Dear Plan Participant:

     The West Company, Incorporated (the "Company") has announced that the Company's Board of Directors approved a plan to purchase up to 2,000,000 shares of its common stock (the "Offer"). In this purchase plan, called a "tender offer," shareholders have an opportunity to tender to the Company any, all or none of their shares at prices not less than $27.00 nor more than $31.00 per share. After shares are tendered by shareholders, the Company will select a price within that range and buy back, at the selected price, shares that have been tendered at or below the selected price.

     Enclosed with this letter are all of the materials relating to this tender offer. These materials contain important information about the tender offer and should be carefully reviewed.

     As a participant in the Company's Management Incentive Bonus Plan under the Company's Long Term Incentive Plan and 1998 Key Employee Incentive Compensation Plan (the "Plans"), you have the right to decide whether or not to tender any unrestricted shares held in your share accounts. This would include all unrestricted "bonus shares" granted to you, and any "incentive shares" that have vested pursuant to the Plans. The bonus shares and vested incentive shares are referred to herein as "Bonus Shares." Because your Bonus Shares are held in the name of the Company in accounts at Merrill Lynch Pierce Fenner & Smith Inc., only the Company can direct Merrill Lynch to tender the shares attributable to your individual account.

     The number of Bonus Shares that you may tender is noted on the Direction Form enclosed with this mailing.

     The Plans provide that restricted Incentive Shares granted to you along with unrestricted Bonus Shares vest only if you have held the Bonus Shares for at least four years. IF YOU TENDER (AND THE COMPANY THEREBY PURCHASES) ANY BONUS SHARES FOR WHICH THE RELATED INCENTIVE SHARES HAVE NOT VESTED, YOU WILL LOSE ALL RIGHTS TO THOSE INCENTIVE SHARES.

     If you decide to direct us to tender any or all of your Bonus Shares, you are entitled:

     o to specify the price or prices (within the limits of the tender offer) at which they should be tendered;

     o to accept the price to be paid to all shareholders whose shares will be purchased.

     If you do not direct us whether to tender your shares, your shares will not be tendered and will remain in your account. Please see the instructions on the enclosed Direction Form.

     IF YOU SUBMIT THE DIRECTION FORM TO TENDER BONUS SHARES, YOU MUST ALSO COMPLETE AND RETURN THE SUBSTITUTE W-9 INCLUDED WITH THE ENCLOSED "DIRECTION FORM." FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE W-9 FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE GUIDELINES IN THE OFFER MATERIALS AND THE DIRECTION FORM FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

     PLEASE MAIL YOUR COMPLETED, DATED AND SIGNED ORIGINAL DIRECTION FORM, EVEN IF YOU DECIDE NOT TO INSTRUCT US TO TENDER ANY SHARES, IN THE ENCLOSED RETURN ENVELOPE TO:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 40 WALL STREET
                                   46TH FLOOR
                               NEW YORK, NY 10005

     AMERICAN STOCK TRANSFER & TRUST COMPANY IS ACTING AS OUR AGENT IN TABULATING THE DIRECTION FORMS.

     ALTHOUGH THE TENDER OFFER IS NOT SCHEDULED TO EXPIRE UNTIL 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 7, 1998, UNLESS EXTENDED, AMERICAN STOCK TRANSFER & TRUST COMPANY MUST RECEIVE THE DIRECTION FORM BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS THIS DEADLINE IS EXTENDED. SEE
SECTION 14 OF THE OFFER TO PURCHASE.

     IF AMERICAN STOCK TRANSFER & TRUST COMPANY DOES NOT RECEIVE A COMPLETED, DATED AND SIGNED ORIGINAL DIRECTION FORM BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS EXTENDED, THEN, IN ACCORDANCE WITH THE TERMS OF THE PLAN, YOUR SHARES WILL NOT BE TENDERED AND WILL REMAIN IN YOUR ACCOUNT.

     If you submit a Direction Form to American Stock Transfer & Trust Company directing us to tender Bonus Shares attributable to your individual account and later decide to withdraw your tender, you must follow the procedures set forth in the accompanying Offer to Purchase. See Section 3 of the Offer to Purchase.

     IMPORTANT: IF YOU DIRECT US TO TENDER PLAN SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT AND THEY ARE PURCHASED BY THE COMPANY, ANY PROCEEDS WILL BE DELIVERED TO YOU IN CASH AS SOON AS ADMINISTRATIVELY PRACTICABLE.

     Neither The West Company, Incorporated, its Board of Directors, Merrill Lynch, as the holding broker for the Plans, American Stock Transfer & Trust Company, as our agent in tabulating the Direction Forms, Warburg Dillon Read LLC, the Dealer Manager for the tender offer, Shareholder Communications Corporation, the Information Agent for the tender offer, nor any other party makes any recommendations to you as to whether or not to tender shares or the price or prices at which to tender. You should make your own decision with respect to the tender offer.

     You may contact Shareholder Communications Corporation, at (888) 279-9146 (toll free) or (212) 805-7000, ext. 358 (call collect) if you have questions on the procedure for tendering the shares attributable to your individual account or the terms and conditions of the tender offer, or Warburg Dillon Read LLC at
(212) 906-7000 if you have questions on the terms and conditions of the tender offer. Questions about the Plan should be directed to the Company at (610) 594-2950.

                                          THE WEST COMPANY, INCORPORATED

Enclosures





                                 DIRECTION FORM

                         THE WEST COMPANY, INCORPORATED
                          LONG TERM INCENTIVE PLAN AND
                 1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN
             ("NON-QUALIFIED INCENTIVE PLANS") BONUS SHARE ACCOUNTS

     BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS. SEE THE REVERSE SIDE OF THIS FORM FOR THE NUMBER OF SHARES ALLOCATED TO YOUR ACCOUNT ("ACCOUNT").

                         ------------------------------

                                  INSTRUCTIONS

     Carefully complete this Direction Form below. Be sure to sign and date the form. Enclose the Direction Form in the included postage prepaid envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED BY AMERICAN STOCK TRANSFER & TRUST COMPANY, AS OUR AGENT FOR TABULATING THE DIRECTION FORMS, NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, OCTOBER 2, 1998, UNLESS EXTENDED. If American Stock Transfer & Trust Company does not receive a completed, dated and signed original Direction Form from you by such deadline, your Bonus Shares will not be tendered and will remain in your Bonus Share Account. Direction Forms that are not fully or properly completed, dated, and signed, or that are received after the deadline, will be ignored, and the Bonus Shares allocated to your Account will not be tendered and will remain in your Account. Note that the Company also has the right to ignore any direction that it determines cannot be implemented without violation of applicable law.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. HOWEVER, YOU SHOULD MAKE YOUR OWN DECISION WHETHER TO TENDER BONUS SHARES AND, IF SO, HOW MANY BONUS SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH SHARES SHOULD BE TENDERED. NEITHER MERRILL LYNCH PIERCE FENNER & SMITH INC., AS THE HOLDING BROKER FOR THE COMPANY'S MANAGEMENT INCENTIVE BONUS PLAN, AMERICAN STOCK TRANSFER & TRUST COMPANY, AS OUR AGENT IN TABULATING THE DIRECTION FORMS, WARBURG DILLON READ LLC, THE DEALER MANAGER FOR THE TENDER OFFER, SHAREHOLDER COMMUNICATIONS CORPORATION, THE INFORMATION AGENT FOR THE TENDER OFFER, THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING BONUS SHARES. THE COMPANY HAS BEEN INFORMED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

WITHDRAWAL

     If completely and properly submitted, your direction to tender Bonus Shares will be deemed irrevocable unless withdrawn by Friday, October 2, 1998, unless extended. In order to make an effective withdrawal, you must submit a new Direction Form which may be obtained by calling American Stock Transfer & Trust Company at (718) 921-8200 (or use a photocopy of a form). Your new Direction Form must be signed and dated. Upon receipt of a new, signed and dated Direction Form, your previous direction will be deemed canceled. You may re-tender any of your Shares by obtaining another Direction Form from American Stock Transfer & Trust Company (or use a photocopy of a form) and repeating the previous instructions for directing tenders as set forth above.

     As of June 30, 1998, there were allocated to your Account the number of unrestricted Shares of The West Company, Incorporated common stock shown on this form.

    / / 1. Please DO NOT TENDER, but continue to HOLD all Shares in my
           Account.

    / / 2. Please TENDER Bonus Shares (including fractional Shares, if any) in my Account under the Non-Qualified Incentive Plans in the quantities indicated below for each of the prices provided. A blank space before a given price will be taken to mean that no Bonus Shares will be tendered at that price. FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED THIS BOX 2.

         THE TOTAL NUMBER OF SHARES TO BE TENDERED WHICH YOU INDICATE IN THE TABLE BELOW MAY NOT EXCEED THE NUMBER OF SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT AS SHOWN ON THIS FORM, BUT IT MAY BE LESS THAN OR EQUAL TO SUCH NUMBER.

     The total number of Shares to be tendered which you indicate in the table below may NOT exceed the number of Shares attributable to your individual Account as shown on this form, but it may be less than or equal to such number. If the total number of Shares to be tendered which you indicate in the table below is less than the number of Shares attributable to your individual Account, you will be deemed to have directed the Company NOT to tender the remaining Shares.

         FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 3 ABOVE.

 NUMBER                NUMBER                NUMBER                NUMBER                NUMBER
OF SHARES             OF SHARES             OF SHARES             OF SHARES             OF SHARES
TENDERED     PRICE    TENDERED     PRICE    TENDERED     PRICE    TENDERED     PRICE    TENDERED     PRICE
---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
_______    $27.00     _______    $28.00     _______    $29.00     _______    $30.00     _______    $31.00
_______    $27.125    _______    $28.125    _______    $29.125    _______    $30.125
_______    $27.25     _______    $28.25     _______    $29.25     _______    $30.25
_______    $27.375    _______    $28.375    _______    $29.375    _______    $30.375
_______    $27.50     _______    $28.50     _______    $29.50     _______    $30.50
_______    $27.625    _______    $28.625    _______    $29.625    _______    $30.625
_______    $27.75     _______    $28.75     _______    $29.75     _______    $30.75
_______    $27.825    _______    $28.825    _______    $29.825    _______    $30.825

     IF YOU SUBMIT THIS DIRECTION FORM TO TENDER BONUS SHARES, YOU MUST COMPLETE AND RETURN THE SUBSTITUTE W-9 BELOW. FAILURE TO COMPLETE THE SUBSTITUTE W-9 FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE GUIDELINES HEREIN AND IN THE OFFER MATERIALS FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

     The undersigned hereby directs The West Company, Incorporated to tender in accordance with the Offer to Purchase and related materials dated September 9, 1998, copies of which I have received and read, the indicated number of Shares of the Company's common stock, reflecting my interest in the Bonus Shares under the Company's Non-Qualified Incentive Plans in my individual Account, or to hold such Bonus Shares, in either case as provided on this form.

Signature: ______________________________________________

Please print name: ______________________________________

Date: ____________________________________________ , 1998

     THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE PLAN PARTICIPANT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

--------------------------------------------------------------
              DESCRIPTION OF SHARES TENDERED
--------------------------------------------------------------
 NAME AND ADDRESS OF NON-QUALIFIED INCENTIVE PLAN PARTICIPANT
--------------------------------------------------------------




--------------------------------------------------------------

     Substitute Form W-9. Under federal income tax law, a holder pursuant to the Offer is required to provide the Depositary with such holder's correct taxpayer identification number ("TIN") on Substitute Form W-9 below. If the holder is an individual, the TIN is his or her social security number. If the Depositary is not provided with the correct TIN, payments that are made to such holder or other payee with respect to Offer may be subject to 31% backup withholding. See the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for more instructions.

     If backup withholding applies, the Depositary is required to withhold 31% of any such payments made to the holder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, provided that the required information is given to the Internal Revenue Service. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

     The box in Part 3 of the Substitute Form W-9 may be checked if the submitting holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part 3 is checked, the holder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the box in Part 3 is checked and the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 31% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such holder if a TIN is provided to the Depositary within 60 days.

     The holder is required to give the Depositary the TIN (e.g., social security number or employer identification number) of the record owner of the Shares or of the last transferee appearing on the transfers attached to, or endorsed on, the Shares. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

     Form W-8. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the holder must submit a Form W-8, signed under penalties of perjury, attesting to that individual's exempt status. A Form W-8 can be obtained from the Depositary. Foreign shareholders are urged to consult their tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption and refund procedures.

--------------------------------------------------------------------------------
             PAYOR'S NAME: AMERICAN STOCK TRANSFER & TRUST COMPANY
--------------------------------------------------------------------------------
SUBSTITUTE                 PART 1 -- PLEASE PROVIDE    _______________________
FORM W-9                   YOUR TIN IN THE BOX AT       Social Security Number
                           RIGHT AND CERTIFY BY                   OR
                           SIGNING AND DATING BELOW.   _______________________
                                                       Employer Identification
                                                                Number
                           -----------------------------------------------------
                           PART 2 -- CERTIFICATION -- Under penalties of
DEPARTMENT OF THE          perjury, I certify that:
TREASURY                   (1) The number shown on this form is my correct
INTERNAL REVENUE               Taxpayer Identification Number (or I am waiting
SERVICE                        for a number to be issued to me), and
Payor's Request for
Taxpayer                   (2) I am not subject to backup withholding either
Identification                 because: (a) I am exempt from backup withholding,
Number (TIN)                   or (b) I have not been notified by the Internal
                               Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report, all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

                               CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out such item (2).
                           -----------------------------------------------------
                           SIGNATURE _________________ DATE____________ , 1998
                           -----------------------------------------------------
                           PART 3 -- Awaiting TIN   / /
--------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING
      OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
               CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

--------------------------------------------------------------------------------

 CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

          I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.

Signature _____________________  Date___________________

--------------------------------------------------------------------------------